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                                                                    Exhibit 10.4

                                                                  EXECUTION COPY

                                 FIRST AMENDMENT
                                     TO THE
                         AMENDED AND RESTATED AGREEMENT

                       FOR CRS ACCESS AND RELATED SERVICES

This FIRST AMENDMENT TO THE AMENDED AND RESTATED AGREEMENT FOR CRS ACCESS AND RELATED SERVICES (this "Amendment"), dated as of December 13, 2002 ("Amendment Effective Date"), is between Worldspan, L.P., a Delaware limited partnership, ("Worldspan") and Orbitz, LLC, a Delaware limited liability company ("Orbitz").

WHEREAS, Orbitz and Worldspan entered into that certain Amended and Restated Agreement for CRS Access and Related Services dated as of November 1, 2001 (the "Agreement"); and

WHEREAS, Orbitz and Worldspan desire to amend the Agreement as set forth herein;

NOW, THEREFORE, Orbitz and Worldspan hereby agree to amend the Agreement as follows:

1. The "WHEREAS" clauses are hereby restated in their entirety to provide as follows:

     "WHEREAS, Orbitz operates various businesses offering travel-related products and services to the end-user community as well as to the travel industry;

     WHEREAS, among its other businesses, Orbitz provides travel end-users with a consumer-oriented Internet travel portal under the "Orbitz.com" domain name through which they can complete the booking of air travel, hotel accommodations, car rentals, and other travel products (such portal, and any related, private labeled or successor Internet sites, such as "Orbitz for Business," that are controlled by Orbitz, the "Orbitz Website");

     WHEREAS, Orbitz also provides or may in the future provide to travel professionals in the travel industry certain travel-related products and services that are not oriented to a consumer end-user and that do not use or access the Orbitz Website, including, without limitation, travel agent desktop tools and other products and services intended for use by travel agents, corporate travel managers and other travel professionals, ("Industry Services");

     WHEREAS, in connection with its Orbitz Website business, Orbitz has selected Worldspan to provide access to and use of the computer reservations systems operated by Worldspan as provided in this Agreement, and has selected other

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     companies to provide the booking engine, fulfillment services, customer service center, and other products and services required by Orbitz for the Orbitz Website;

     WHEREAS, it is the intent of the parties that this Agreement shall govern the provision of such services to Orbitz and the use of the Worldspan System, but only in connection with the Orbitz Website business, and not in connection with Industry Services or any other business that Orbitz operates or may operate."

2.   Section 2.1 is hereby restated in its entirety to provide as follows:

     "2.1 CRS ACCESS. During the Term of this Agreement, Worldspan will provide Orbitz, as well as the Booking Engine Provider, the Customer Service Center Provider, the Fulfillment Provider, ITA and any other third parties that may be engaged by Orbitz to provide products or services for the operation of the Orbitz Website and that require such access in order to provide those products or services, with access to the Worldspan System (including, without limitation, Availability Data Services) for the purposes of the operation of the Orbitz Website and in accordance with the provisions of this Agreement. Orbitz is authorized to access Availability Data Services, for the purposes of processing any Supplier Link Segments as set forth in Sections 2.10 and 4.7 herein and as otherwise in a manner that is consistent with this Agreement."

3.   A new Section 2.10 is hereby added to the Agreement to provide as follows:

     "2.10 AUTHORIZATION TO USE THE AVAILABILITY DATA SERVICES FOR SUPPLIER LINK SEGMENTS.

     (a) During the Term of this Agreement and subject to Section 4.7, Worldspan will provide Orbitz, as well as the Booking Engine Provider, the Customer Service Center Provider, the Fulfillment Provider, ITA and any other third parties that may be engaged by Orbitz to provide products or services for the operation of the Orbitz Website, access to the Availability Data Services in connection with an Orbitz offering made to any User using the Orbitz Website; provided, however, that Orbitz is not authorized to access the Worldspan System or the Availability Data Services in connection with any contract or agreement with a Worldspan Customer for the purpose of providing such Worldspan Customer access to the Orbitz Website, unless Orbitz has obtained Worldspan's prior written consent. For the avoidance of doubt, the license in the previous sentence does not authorize the use or remarketing of Availability Data Services other than for the Orbitz Website.

     (b) Orbitz may terminate use of the Availability Data Services upon 60 days' prior written notice to Worldspan. Worldspan may terminate provision of the Availability Data Services to or on behalf of Orbitz upon the earlier of (i) termination of use of such services by Orbitz or ITA, or
     (ii) the end of any period specified in an Orbitz notice electing to use such services."

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4.   Section 3.2 is hereby restated in its entirety to provide as follows:

     "USE OF WORLDSPAN SYSTEM. Orbitz has incorporated the Worldspan System into the Orbitz Website and will use reasonable business efforts to encourage Users to book travel by means of the Orbitz Website so as to generate Net Segments booked through the Worldspan System. For the avoidance of doubt, the foregoing sentence shall not impair or restrict Orbitz' right to encourage Users to book travel through Supplier Link Segments, provided that such bookings are consistent with Orbitz' obligations under this Agreement.

     (a) Effective January 1, 2003, Orbitz agrees (i) to cause not less than one hundred percent (100%) of all Non-Direct Connect Car Segments and (ii) to cause not less than one hundred percent (100%) of all Airline Non-Direct Connect Segments booked on behalf of all Users, including Corporate Users, by means of the Orbitz Website to be booked through the Worldspan System.

     (b) In the event the number of Adjusted Quarterly Net Segments booked through the Worldspan System falls below the Applicable Quarterly Minimum set forth below in any calendar quarter commencing with the calendar quarter beginning January 1, 2003, Orbitz shall pay Worldspan the Minimum Segment Fee set forth in Section 4.8(a) in accordance with the payment terms set forth therein.

                                              APPLICABLE QUARTERLY
               CALENDAR QUARTER               MINIMUM
               ---------------------------------------------------
               Quarter ending March 31        [***]
               Quarter ending June 30         [***]
               Quarter ending September 30    [***]
               Quarter ending December 31     [***]

     For purposes of the foregoing calculation, the number of Net Segments (if any) by which the Applicable Quarterly Minimum is exceeded in a particular calendar quarter shall be carried forward and applied to the next subsequent calendar quarter in such calendar year. The number of Net Segments in a particular calendar quarter plus the number of excess Net Segments, if any, carried forward from the previous calendar quarter(s) in such calendar year shall be referred to as the "Adjusted Quarterly Net Segments." With respect to the calendar quarter ending March 31, the Adjusted Quarterly Minimum shall equal the number of actual Net Segments booked through the Worldspan System during such calendar quarter. For illustration, if the number of Net Segments achieved in the calendar quarter ending March 31 is [***], thus exceeding the Applicable Quarterly Minimum for such quarter by 1,000,000, then the Adjusted Quarterly Net Segments for the quarter ending June 30 shall be the number of Net Segments

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     actually achieved in such quarter, plus 1,000,000, and to the extent this
     Adjusted Quarterly Net Segments value exceeds the Applicable Quarterly Minimum of [***] Net Segments for the quarter ending June 30, such excess shall be applied toward the Adjusted Quarterly Net Segment calculation for the quarter ending September 30. No such excess shall be carried forward into a subsequent calendar year or backwards to a previous calendar year.

     Notwithstanding the foregoing, no Minimum Segment Fee shall be payable by Orbitz for a given calendar quarter, even if the total number of Adjusted Net Segments in such calendar quarter does not equal or exceed the Applicable Quarterly Minimum, if, either (i) Orbitz has not booked any Airline Direct Connect Segments or Direct Connect Car Segments in such calendar quarter and processes 100% of Orbitz' air and car bookings through Worldspan, or (ii) (A) a Safe Harbor Event has occurred, (B) Orbitz has provided notice to Worldspan of such Safe Harbor Event within 20 days following its occurrence, (C) Orbitz has not provided notice to Worldspan of a prior Safe Harbor Event during such calendar year, and (D) beginning on the fifth business day following Orbitz' provision of such notice to Worldspan, for the remainder of the calendar quarter and until the end of the calendar year (or such earlier time as Orbitz declares, by written notice to Worldspan, the conclusion of the Safe Harbor Event), Orbitz has eliminated all Airline Direct Connect Segments and all Direct Connect Car Segments and processes 100% of Orbitz' air and car bookings through Worldspan.

     (c) Orbitz agrees that it will not directly or indirectly acquire or use any products or services from a CRS other than Worldspan to support or use with the Orbitz Website for Airline Direct Connect Customers or Direct Connect Car Customers. Notwithstanding the foregoing, if Worldspan eliminates a product or service used by Orbitz and does not replace it with a comparable product or service on commercial terms no less favorable to Orbitz, Orbitz may obtain a replacement product or service from another CRS. Orbitz will use reasonable business efforts to prevent unauthorized or improper use of or access to the Worldspan System and to ensure that its employees, agents, third parties that may be engaged by Orbitz to provide products or services for the operation of the Orbitz Website, and Users access and use the Worldspan System in compliance with all reasonable instructions provided by Worldspan, including the following:

     (i) The Worldspan System may not be used to transmit personal messages, make speculative or improper bookings, train anyone other than Orbitz employees, agents, or Users, or publish or disseminate a compilation of air carrier service or other information.

            Proper and permitted use of the Worldspan System, including data and services provided through such system, consists of (i) using the

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            Availability Data Services with respect to one or more Airline
            Direct Connect Customers for purposes of and consistent with this Agreement, (ii) making proper and legitimate reservations and booking Segments, (iii) issuing travel documents related to such Segments, and (iv) performing normal accounting and record keeping functions, all of the foregoing only in accordance with rules and regulations issued from time to time by Worldspan and subject to the terms and conditions of this Agreement. Improper use of the Worldspan System includes, without limitation, making speculative or improper bookings, reserving space in anticipation of demand, and improper creation or modification of records.

            Orbitz shall not use or access the Worldspan System, including data and services provided through such system, without Worldspan's prior written consent (i) to make bookings on any CRS other than Worldspan, (ii) to make bookings on any airline or other reservation system (except as permitted in Section 2.10), (iii) to develop or test software applications, including without limitation, booking engines, corporate booking programs, FLIFO-type products, fares and pricing tools, caching products, travel agent desktop tools, and airline hosting applications (which such prior written consent shall not be unreasonably withheld), or (iv) in any other manner that is not expressly permitted hereunder or is unauthorized or improper.

            Orbitz' employees, agents, and Users may not enter passive bookings (e.g., GC, HK, MK or BK codes) into the Worldspan System when no corresponding space has been reserved with the corresponding travel supplier's internal reservations system. Any passive bookings will be removed from the Worldspan System if the corresponding space is cancelled.

     (v) The material and information supplied by Worldspan will not be manipulated in a manner that would lead to inaccurate, misleading, or discriminatory presentation of information to consumers.

            Orbitz will promptly report to Worldspan any incidents of suspected unauthorized access to or use of the Worldspan System and will use reasonable commercial efforts to curtail access to or use of the Worldspan System by any User upon Worldspan's reasonable request.

            Other than as described in Section 2.10, Section 4.7(c), oras may be mutually agreed in writing by the parties, Orbitz shall not, effective January 1, 2003, use the Worldspan System to service Supplier Link Segments, including but not limited to, such services as PNR storage, queues, profiles, fares and pricing systems, Auto Re-Issues or Rapid Re-Price. Also, Orbitz shall not use the Worldspan System to search for fares,

                                        5
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            rates, schedules or itineraries that involve Airline Direct Connect
            Segments."

5. Section 4.4 of the Agreement is hereby restated in its entirety to provide as follows:

     "4.4 [Intentionally Deleted]"

6.   A new Section 4.7 is hereby added to the Agreement to provide as follows:

     "4.7 SUPPLIER LINK CONDITIONS AND PROCESSING FEE.

     (a) Effective January 1, 2003, within 90 days after the Implementation Date for an Airline Direct Connect Customer, Orbitz shall discontinue all access, either directly or through ITA, to the Worldspan System with respect to Supplier Link Segments for such Airline Direct Connect Customer. In the event Orbitz or ITA, acting at the direction and on behalf of Orbitz, as the case may be, continues to generate DIR INVQ Messages for any Airline Direct Connect Customer more than 90 days after the Implementation Date, Orbitz shall pay Worldspan a monthly processing fee in accordance with Table 1 set forth on Schedule E for each such month.

     (b) Orbitz will use its good faith efforts to keep Worldspan's Contract Manager apprised of the expected Implementation Date for each Airline Direct Connect Customer and each Direct Connect Car Customer no less than 30 days prior to the anticipated Implementation Date, and to coordinate with the Worldspan Contract Manager during such 30 day period. Following the actual Implementation Date for each Airline Direct Connect Customer and each Direct Connect Car Customer, Orbitz will provide prompt and simultaneous notice thereof to Worldspan's Contract Manager and the carrier or car rental company, as applicable. No later than 90 days after the Implementation Date of an Airline Direct Connect Customer, Orbitz will reduce the total DIR INVQ Messages sent to Worldspan on Orbitz' behalf by the amount shown on Table 2 set forth on Schedule E for each named carrier. Upon implementation of all of the Core Airline Customers as Airline Direct Connect Customers, Orbitz shall be permitted no more than a total of 5 DIR INVQ Messages per second to supply the availability cache for all carriers other than the Airline Direct Connect Customers.

     (c) Notwithstanding Sections 4.7(a) and (b), Orbitz shall discontinue all access, either directly or through ITA, to the Worldspan System with respect to Supplier Link Segments for American Airlines no later than January 31, 2003 and with respect to Supplier Link Segments for Continental Airlines no later than January 1, 2003. In the event Orbitz or ITA, acting at the direction and on behalf of Orbitz, as the case may be continues to generate DIR INVQ Messages for American Airlines or Continental Airlines after January 1, 2003, Orbitz shall pay Worldspan a monthly processing fee in accordance with Table 1 set forth on Schedule E for each month of usage.

                                        6
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     A new Section 4.8 is hereby added to the Agreement to provide as follows:

     "4.8 MINIMUM SEGMENT FEES. Commencing January 1, 2003 and through the balance of the Term of this Agreement, in the event Orbitz does not satisfy the minimum Net Segments or minimum Net Car Segments requirements described in subsection (a) or (b) below, Orbitz will pay Worldspan a fee ("Minimum Segment Fee") calculated as follows:

     (a) In the event Orbitz does not satisfy the requirements of Section 3.2(b) with respect to a particular calendar quarter, then, in addition to all payments under this Agreement, Orbitz shall pay to Worldspan a Minimum Segment Fee equal to the difference between the Applicable Quarterly Minimum for such calendar quarter and the Adjusted Quarterly Net Segments applicable to such calendar quarter, multiplied by $1.78.

     (b) In the event Orbitz books a Direct Connect Car Segment in a particular calendar quarter through a Direct Connect Car Customer and does not, during such calendar quarter, book at least the minimum Net Car Segments set forth below through the Worldspan System ("Applicable Quarterly Minimum Net Car Segments"), then, in addition to all payments under this Agreement, Orbitz shall pay to Worldspan a Minimum Segment Fee equal to the difference between the Applicable Quarterly Minimum Net Car Segments set forth below and the Adjusted Quarterly Net Car Segments (as defined below) for such calendar quarter, multiplied by $1.78.

     For purposes of the foregoing calculation, the number of Net Car Segments (if any) by which the Applicable Quarterly Minimum Net Car Segments for a particular calendar quarter is exceeded shall be carried forward and applied to the next subsequent quarter in such calendar year. The number of Net Car Segments in a particular calendar quarter plus the number of excess Net Car Segments carried forward, if any, from the previous calendar quarter(s) in such calendar year shall be referred to as the "Adjusted Quarterly Net Car Segments." With respect to the calendar quarter ending March 31, the Adjusted Quarterly Net Car Segments shall equal the number of actual Net Car Segments booked through the Worldspan System during such calendar year.

     For illustration, if the number of Net Car Segments achieved in the calendar quarter ending March 31, 2003 is [***], thus exceeding the Applicable Quarterly Minimum Net Car Segments for such quarter by 100,000, then the Adjusted Quarterly Net Car Segments for the quarter ending June 30, 2003 shall be the number of Net Car Segments actually achieved in such quarter, plus 100,000, and to the extent this Adjusted Quarterly Net Car Segments value exceeds the Applicable Quarterly Minimum Net Car Segments of [***] for the quarter ending

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     June 30, 2003, such excess shall be applied toward the Adjusted Quarterly
     Net Car Segment calculation for the quarter ending September 30, 2003. No such excess shall be carried forward into a subsequent calendar year or backward into a previous calendar year.

     Notwithstanding the foregoing, no Minimum Segment Fee shall be payable by Orbitz, even if the total number of Adjusted Quarterly Net Car Segments for a given calendar quarter does not equal or exceed the value set forth below, if, (i) a Safe Harbor Event has occurred, (ii) Orbitz has provided notice to Worldspan of such Safe Harbor Event within 20 days following its occurrence, (iii) Orbitz has not provided notice to Worldspan of a prior Safe Harbor Event during such calendar year, and (iv) beginning on the fifth business day following Orbitz' provision of such notice to Worldspan, for the remainder of the calendar quarter and until the end of the calendar year (or such earlier time as Orbitz declares, by written notice to Worldspan, the conclusion of the Safe Harbor Event), Orbitz has eliminated all Direct Connect Car Segments and processes 100% of Orbitz' car bookings through Worldspan.

                                      APPLICABLE QUARTERLY
               CALENDAR QUARTERS      MINIMUM NET CAR
               IN YEAR                SEGMENTS
               -------------------------------------------
               2003                   [***]
               2004                   [***]
               2005                   [***]
               2006                   [***]
               2007                   [***]
               2008                   [***]
               2009                   [***]
               2010                   [***]
               2011                   [***]

     (c) In the event Orbitz fails to meet both subparagraphs (a) and (b), Orbitz will pay the greater of the Minimum Segment Fee set forth in subparagraph (a) or (b).

     (d) Orbitz shall pay the Minimum Segment Fee to Worldspan within 30 days after the end of the calendar quarter for which the minimum was not achieved.

     (e) In the event Orbitz has paid a Minimum Segment Fee pursuant to subparagraph (a) with respect to the first, second and/or third calendar quarter of a particular calendar year, then such Minimum Segment Fee(s) shall be reimbursed by Worldspan to Orbitz within 30 days following the conclusion of such calendar year if the number of Net Segments achieved during such calendar year exceeds the sum

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     of the Applicable Quarterly Minimums for the four calendar quarters comprising such calendar year. In no event shall such reimbursement exceed the Minimum Segment Fees actually paid by Orbitz pursuant to subparagraph
     (a) with respect to such calendar year.

     (f) In the event Orbitz has paid a Minimum Segment Fee pursuant to subparagraph (b) with respect to the first, second and/or third calendar quarter of a particular calendar year, then such Minimum Segment Fee(s) shall be reimbursed by Worldspan to Orbitz within 30 days following the conclusion of such calendar year, if the number of Net Car Segments achieved during such calendar year exceeds the sum of the Applicable Quarterly Minimum Net Car Segments for the four calendar quarters comprising such calendar year. In no event shall such reimbursement exceed the Minimum Segment Fees actually paid by Orbitz pursuant to subparagraph
     (b) with respect to such calendar year.

     (g) If this Agreement terminates in the middle of a calendar quarter, then (A) the Minimum Segment Fee, if applicable, for the final quarter of this Agreement shall be prorated on a per diem basis based on the Applicable Quarterly Minimum requirement for Net Segments and the Applicable Quarterly Minimum Net Car Segment requirement for Net Car Segments for the quarter in which this Agreement terminates and (B) if the number of Net Segments or Net Car Segments, as the case may be, achieved during such calendar year exceeds the sum of the Applicable Quarterly Minimums or Applicable Quarterly Minimum Net Car Segments, respectively, for any prior calendar quarters in such calendar year PLUS the pro rated requirement calculated pursuant to (A) above, then any Minimum Net Segment Fees paid by Orbitz with respect to such calendar year shall be reimbursed by Worldspan to Orbitz within 30 days following the termination of the Agreement.

     (h) Notwithstanding the foregoing, no Minimum Segment Fee shall apply in any calendar year in which Orbitz terminates the Agreement in accordance with Section 7.1, 7.2, 7.3, 7.4, 7.5 or 9.1."

8.   Section 9.1 is amended by adding the following to the end thereof:

     "Notwithstanding the foregoing, in the event (x) Orbitz merges, consolidates, or otherwise combines with a CRS; or (y) substantially all of the operating assets of Orbitz are acquired by a CRS; Orbitz shall not assign or transfer this Agreement or any of its rights or obligations under this Agreement, without the prior written consent of Worldspan. In the event Orbitz requests a consent in connection with a proposed transaction described in (x) or (y) above, and Worldspan fails to provide such consent within 10 days of receipt of the request, then such consent shall be deemed to have been denied, and either Orbitz or Worldspan shall have the right to terminate this Agreement, by notice to the other, with such termination not to take effect until the consummation of such proposed transaction.

9.   Section 9.15 is hereby restated in its entirety to provide as follows:

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     "9.15 ORBITZ AUDIT RIGHTS. During the Term of this Agreement and for one
     (1) year thereafter, Worldspan agrees to keep all usual and proper records and books of account relating to the products and services provided by Worldspan and operation of the Worldspan System pursuant this Agreement. Once each calendar year during the Term of the Agreement, and upon twenty
     (20) days prior written notice to Worldspan, Orbitz may have an auditor inspect the records and other information collected, generated or maintained by Worldspan arising out of or in connection with the provision of the services pursuant to this Agreement, during Worldspan 's normal business hours, for the sole purpose of determining the accuracy of the charges, expenses, costs, fees, service levels, and otherwise determining Worldspan's compliance with this Agreement. Orbitz shall pay for all the costs of such inspection, including all reports and any other information supplied. Information disclosed to Orbitz or to its auditing representative in the course of such inspection shall be subject to the confidentiality requirements of this Agreement and may not be used for any purpose whatsoever other than the determination of compliance with Worldspan's obligations under this Agreement."

10.  A new Section 9.16 is hereby added to the Agreement to provide as follows:

     "9.16 WORLDSPAN'S AUDIT RIGHTS. During the Term of this Agreement and for one (1) year thereafter, Orbitz agrees to keep all usual and proper records and books of account relating to Net Segments and Supplier Link Segments generated by Orbitz, the operation of the Orbitz Website, and other activities and matters pursuant this Agreement. Once each calendar year during the Term of the Agreement, and upon twenty (20) business days prior written notice to Orbitz, Worldspan may have an auditor inspect the records and other information collected, generated or maintained by Orbitz arising out of or in connection with this Agreement, during Orbitz' normal business hours, for the sole purpose of determining the accuracy of the calculation of Net Segments and Supplier Link Segments, and otherwise determining Orbitz' compliance with this Agreement. Worldspan shall pay for all of the costs of such inspection, including all reports and any other information supplied. Information disclosed to Worldspan or to its auditing representative in the course of such inspection shall be subject to the confidentiality requirements of this Agreement and may not be used for any purpose whatsoever other than the determination of compliance with Orbitz's obligations under this Agreement."

11.  A new Section 9.17 is hereby added to the Agreement to provide as follows:

     "9.17 NO CONFLICT. (a) Worldspan represents and warrants to Orbitz that neither the execution and delivery of this Agreement nor the performance by Worldspan of its obligations hereunder does or will constitute a breach, default, or violation of any of Worldspan's obligations under any contract, agreement, license, consent or permit to which it is a party.

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     (b)    Except as provided in the next sentence, Orbitz represents and warrants to Worldspan that neither the execution and delivery of this Agreement nor the performance by Orbitz of its obligations hereunder does or will constitute a breach, default, or violation of any of Orbitz's obligations under any contract, agreement, license, consent or permit to which it is a party. In light of the complaint filed by Amadeus Global Travel Distribution, S.A. and Amadeus s.a.s. (collectively, "Amadeus") against Orbitz in the United States District Court for the District of Delaware, Orbitz represents and warrants, to the best of its knowledge and belief, that neither the execution and delivery of this Agreement nor the performance by Orbitz of its obligations hereunder does or will constitute a breach, default, or violation of any of Orbitz's obligations to Amadeus under its agreements with ITA Software, Inc."

12. The definition of "Airline Direct Connect Segment" in Schedule A of the Agreement is hereby amended to provide as follows:

     "Airline Direct Connect Segment" means each nonstop or direct airline flight booked by means of the Orbitz Website with an Airline Direct Connect Customer using that carrier's internal airline reservation system and not using a CRS or global distribution system."

     The definition of "CRS" in Schedule A of the Agreement is hereby amended to provide as follows:

     "CRS" means a computer reservation system that is operated by Worldspan, Sabre, Galileo, Amadeus, Abacus, Infini, Axxess, Pegasus, Wizcom or by any other company that operates such a system in order to provide information about the schedules, fares, rates, and availability of the products and services of travel suppliers and to enable the making of reservations and the issuance of tickets for such products and services, but excluding a travel supplier's own system (including where a travel supplier's own system is, or is a partition within, a computer system that would otherwise be a CRS hereunder) to the extent such travel supplier's own systems are used to provide information and enable the making of reservations and the issuance of tickets for that particular travel supplier. As examples, the internal system of Lufthansa for the issuance of airline tickets and the internal system of Avis for the making of car reservations would not be considered CRSs even if such systems were maintained by Amadeus and Wizcom, respectively, within the computer reservation systems operated by Amadeus and Wizcom.

13. Schedule A of the Agreement is hereby amended by adding the following definitions:

     "Adjusted Quarterly Direct Connect Car Segments" has the meaning set forth in Section 4.8(b).

     "Adjusted Quarterly Net Segments" has the meaning set forth in Section 3.2(b).

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     "Airline Direct Connect Customer" means any airline that has a relationship with Orbitz whereby Orbitz makes air bookings using that air carrier's internal airline reservation system rather than using a CRS or global distribution system.

     "Airline Non-Direct Connect Segment" means each direct or through flight booked by means of the Orbitz Website that is not an Airline Direct Connect Segment.

     "Allowable Messages" has the meaning set forth in Schedule E.

     "Applicable Quarterly Minimum" has the meaning set forth in Section3.2(b).

     "Applicable Quarterly Minimum Net Car Segments" has the meaning set forth in Section 4.8(b).

     "Availability Data Services" means the service and related information provided by Worldspan through the Worldspan System whereby Worldspan receives, processes and/or responds to the following data or requests by or on behalf of Orbitz for availability information on airlines or otherwise makes such availability information accessible to Orbitz: DIR INVQ, AVS Data, and AVL Data.

     "AVL Data" means data related to any request for availability information which is received from a user of the Worldspan System other than Orbitz. AVL Data will include all the data in such response other than data that Worldspan reasonably deems to be sensitive (such as the identity of the originator of the request).

     "AVS Data" means data comprising flight availability status information relating to specific flights, dates, routings and classes of service.

     "Core Airline Direct Connect Customers" mean Delta Air Lines, American Airlines, Northwest Airlines, Continental Airlines, US Airways and United Airlines or their successors and assigns.

     "Direct Connect Car Customer" means any car rental company that has a relationship with Orbitz whereby Orbitz makes car rental bookings using that company's internal car rental reservation system and not using a CRS or global distribution system.

     "Direct Connect Car Segment" means each car rental booked by means of the Orbitz Website with a car rental company using that company's internal car rental reservation system and not using a CRS, or global distribution system.

     "Direct Connect Hotel Segment" means each hotel booked by means of the Orbitz Website with a hotel company using that company's internal hotel reservation system and not using a CRS, or global distribution system.

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

     "DIR INVQ Message" means a request and/or the associated response for availability on one or more flights of an air carrier that participates in the Worldspan System at the Airline Source level.

     "ITA" means ITA Software, Inc.

     "Implementation Date" means the first date on which booking capabilities for Direct Connect Segments on behalf of an Airline Direct Connect Customer are first made commercially available to the general public.

     "Minimum Segment Fee" has the meaning set forth in Section 4.8.

     "Orbitz Website" shall have the meaning set forth in the recitals to this Agreement.

     "Safe Harbor Event" means either (i) an act of God, natural disaster, civil disturbance, strike, labor unrest, act of war (whether declared or undeclared), act of terrorism, outbreak or escalation of hostilities, or other calamity or crisis which has a material adverse effect on Orbitz' business and the travel industry generally, or (ii) the first period of two consecutive calendar months in a calendar year in which the total number of air and car booking transactions completed by Orbitz, as measured by Orbitz, has declined, in each such month, by more than 10% when compared to the same calendar months in calendar year 2002.

     "Supplier Link Segments" mean the total of Airline Direct Connect Segments, Direct Connect Car Segments and Direct Connect Hotel Segments.

     "Worldspan Customer" means (i) any location that, in the previous calendar year, processed 100,000 annual segments, or more than 50% of its bookings, on the Worldspan System or that, in the then-current calendar year, has a contract or agreement with Worldspan and expects to achieve such booking levels, or (ii) any Trip Manager location that has a contract or agreement with Worldspan to use the Worldspan System.

14. Following effectiveness of this Amendment, Worldspan and Orbitz agree to issue a joint press release substantially in the form attached hereto as Exhibit A.

15. This Amendment shall be construed in connection with and as part of the Agreement, and except as expressly modified above, all of the provisions of the Agreement are hereby ratified and shall be and remain in full force and effect.

16. This Amendment may be executed in multiple counterparts, each of which will be an original and all of which will constitute one and the same instrument.

17. Any and all notices, requests, orders and other instruments executed and delivered after the execution of this Amendment may refer to the Agreement without making specific reference to this Amendment but nevertheless all such references shall be

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

     deemed to include this Amendment unless the context otherwise requires.

IN WITNESS WHEREOF, each of Orbitz and Worldspan has caused this Amendment to be executed by its duly authorized representative as of the date first above written.

ORBITZ, LLC                                         WORLDSPAN, L.P.


By:     /s/: Gary Doernhoefer                By:    /s/: Howard Kresst
        ---------------------                       ---------------------


Title:  VP & General Counsel                 Title: VP
        --------------------                        ------------------------

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

                                   SCHEDULE E

                      FEES AND DIR INVQ MESSAGE REDUCTIONS


In the event Orbitz or ITA acting at the direction of and on behalf of Orbitz continues to generate DIR INVQ Messages for an Airline Direct Connect Customer more than 90 days after the Implementation Date, Orbitz shall pay Worldspan the following monthly processing fee (without proration for any partial month):

Table 1

            AIRLINE DIRECT CONNECT
            CUSTOMER                          MONTHLY PROCESSING FEE
            --------------------------------------------------------
            American Airlines                 $  [***]
            Continental Airlines              $  [***]
            Delta Air Lines                   $  [***]
            Northwest Airlines                $  [***]
            United Airlines                   $  [***]
            US Airways                        $  [***]
            America West                      $  [***]
            Alaska Airlines                   $  [***]
            American Trans Air                $  [***]
            Air Tran Airways                  $  [***]
            National Airlines                 $  [***]
            Air Canada                        $  [***]
            Frontier Airlines                 $  [***]
            Spirit Airlines                   $  [***]
            Vanguard Airlines                 $  [***]
            Mexicana Airlines                 $  [***]
            British Airways                   $  [***]
            Hawaiian Airlines                 $  [***]
            Midwest Express Airlines          $  [***]
            Aloha Airlines                    $  [***]
            Air France                        $  [***]
            All other carriers                $  [***]

Notwithstanding the foregoing, in the event an air carrier merges with another air carrier, then the monthly processing fee set forth in Table 1 shall be calculated by adding the applicable monthly processing fees for the merged carriers. In the event that Worldspan adds new participating carriers, then the monthly processing fee set forth in Table 1 shall be calculated by Worldspan based on Worldspan's then current charges, but shall not be greater than the charges applicable to similarly situated carriers of equivalent volume.

----------
*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Orbitz, or ITA acting at the direction of and on behalf of Orbitz, as the case may be, may forward 22 DIR INVQ Messages per second ("Allowable Messages"), subject to reduction in accordance with the following:

     (i) Orbitz agrees that it will cause ITA to make such changes and modifications as necessary in order to reduce the number of DIR INVQ Messages per second by 4 prior to January 1, 2003, subject to Worldspan providing such cooperation and assistance reasonably necessary for ITA and Orbitz to achieve the foregoing.

     (ii) In addition, as each of the following air carriers (i) becomes an Airline Direct Connect Customer, (ii) ceases participation in the Worldspan System at the Airline Source level, or (iii) ceases operations, the number of Allowable Messages shall be reduced as set forth in the following table:

Table 2

                                              NUMBER OF DIR INVQ
                                              MESSAGES PER SECOND
            AIRLINE DIRECT CONNECT CUSTOMER   TO BE REDUCED*
            -----------------------------------------------------
            American Airlines                 [***]
            Continental Airlines              [***]
            Delta Air Lines                   [***]
            Northwest Airlines                [***]
            United Airlines                   [***]
            US Airways                        [***]

            *EXCEPT THAT, WITH RESPECT TO ANY PERIOD FOR WHICH ORBITZ HAS PAID TO WORLDSPAN THE RELEVANT PROCESSING FEE FOR A NAMED CARRIER AS SET FORTH IN TABLE 1 ABOVE, NO REDUCTION IN DIR INVQ MESSAGES FOR SUCH CARRIER SHALL BE REQUIRED.

Notwithstanding the foregoing, in the event any Core Airline Direct Connect Customer merges with another Core Airline Direct Connect Customer, then the number of DIR INVQ Messages set forth in Table 2 shall be subject to adjustment by Worldspan but in no event will the adjustment be more than the sum of the number of DIR INVQ Messages per second in Table 2 for each carrier involved in the merger.


----------
*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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

                                    EXHIBIT A
                           FORM OF JOINT PRESS RELEASE


WORLDSPAN AND ORBITZ CONFIRM TECHNOLOGY PARTNERSHIP

ATLANTA, CHICAGO, XXXXXXX, 2002--Worldspan and Orbitz today announced a new long-term technology partnership agreement to support Orbitz' domestic airline bookings. Both parties confirmed that Worldspan remains Orbitz' preferred technology partner and they have finalized their long-term contract that includes an agreement for Orbitz to purchase a broad range of technology services. This relationship is an important joint step in reengineering the distribution industry's business model.

Worldspan, which has been instrumental in changing the industry's dynamics, will continue to supply Orbitz with the technology needed to maintain Availability Processing, Flight Information (FLIFO) via XML and booking for international, interline, and paper tickets and for all other airlines who do not choose to subscribe to the Supplier Link booking service.

"Worldspan remains committed to the efficiency of the industry," said Paul Blackney, Worldspan's president and chief executive officer. "Our partnership with Orbitz is a strong commitment by both companies to do what it takes to provide valuable innovations to the traveling public. We pride ourselves on our inventive technology, innovative solutions and customer support and look forward to continuing to be Orbitz' technology partner."

"Worldspan's reliability and innovation has been a contributing factor to Orbitz's success," said Jeff Katz, Orbitz President and CEO. "We look forward to continuing our successful technology partnership as Orbitz grows its business as a leader in online travel."

                                     -more-

WORLDSPAN(R) AND ORBITZ ANNOUNCE JOINT AGREEMENT ON SUPPLIER LINK
TECHNOLOGY--PAGE 2


     ABOUT WORLDSPAN
Worldspan provides global electronic distribution of travel information, Internet products and connectivity, and electronic commerce capabilities for travel agencies, travel service providers and corporations worldwide. The company's three lines of business are travel supplier services, e-commerce, and global distribution systems for the worldwide travel industry. The Worldspan reservations system provides nearly 20,000 travel agencies and other users worldwide with travel data and booking capabilities for hundreds of the world's leading travel supplier services. Worldspan is the market leader in e-commerce for the travel industry, processing more than 50 percent of all online travel agency bookings. The company maintains world headquarters in Atlanta, Georgia. Additional information is available at www.worldspan.com.


     ABOUT ORBITZ
Orbitz is a leading online travel company offering consumers the largest selection of low airfares, as well as deals on lodging, car rentals, cruises, vacation packages and other travel. Orbitz' state-of the-art flight search engine searches more than 455 airlines - up to 2 billion flight and fare options
- offering an unbiased and comprehensive list of airfares and schedules. Orbitz also offers consumers a large collection of discounted web-only air fares. For more information, visit www.orbitz.com.

                                       ###

CONTACT: Bobbi Passavanti, Worldspan, 770-563-2558,
email: bobbi.passavanti@worldspan.com

Carol Jouzaitis, Orbitz, 312-894-4774, email: carol@orbitz.com

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